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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 30, 2013

AMC ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8747 (Commission File Number)	43-1304369 (I.R.S. Employer Identification Number)

920 Main Street, Kansas City, Missouri 64105
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (816) 221-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

        On August 30, 2013, AMC Entertainment Holdings, Inc. ("Parent") filed a Registration Statement on Form S-1 (the "Registration Statement") relating to an initial public offering of shares of its common stock. The Registration Statement includes information about AMC Entertainment Inc. ("AMCE"), Parent's wholly-owned subsidiary.

        AMCE is furnishing the information in this Item 7.01 and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of AMCE's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

        The financial information contained in the Registration Statement (and in Exhibit 99.1 to this report) relates to Parent, and it differs in some respects to the corresponding information for AMCE. The Registration Statement has not yet become effective, and the information contained therein is subject to change. This report shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of securities of Parent in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01    Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Disclosure regarding AMC Entertainment Inc. included in the Registration Statement on Form S-1 filed by AMC Entertainment Holdings, Inc. on August 30, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.
By:	/s/ CRAIG R. RAMSEY Craig R. Ramsey Executive Vice President and Chief Financial Officer

Date: August 30, 2013

 Exhibit Index

Exhibit Number	Description
99.1	Disclosure regarding AMC Entertainment Inc. included in the Registration Statement on Form S-1 filed by AMC Entertainment Holdings, Inc. on August 30, 2013

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  Item 7.01 Regulation FD Disclosure
  Item 9.01 Exhibits.
SIGNATURES
Exhibit Index